UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2013

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive Latham, New York 12110
(Address of Principal Executive Offices) (Zip Code)

(518) 795-1400
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Total Shareholder Return Performance Unit Award Program

On November 1, 2013, the Board of Directors (the “Board”) of AngioDynamics, Inc. (the “Company”) approved the grant of performance unit awards under the AngioDynamics 2004 Stock and Incentive Award Plan, as amended.  The grants were made to certain members of the Company’s Executive Management Team, including the named executive officers listed in Table 1 below.  Each performance unit award granted under the program (the “Performance Unit Award”) specifies a target number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) underlying the Performance Unit Award (the “Target Amount”).  The shares of Common Stock underlying the Performance Unit Awards shall be issued only upon satisfaction of certain performance vesting criteria and payment eligibility criteria.  The applicable performance criteria are based on the Total Shareholder Return (“TSR”) of the Common Stock relative to the TSR of the common stock of a pre-defined peer group (the “Peer Group”) of companies, and will be measured in two annual performance cycles and an aggregate performance cycle over a three-year period beginning on August 6, 2013 and ending on the day that is the second trading day following the Company’s annual earnings announcement for its fiscal year ended May 31, 2016 (the “Overall Performance Period”). The first annual performance cycle begins on August 6, 2013 and ends on the date that is the second trading day following the Company’s earnings announcement for the fiscal year ended May 31, 2014 (the “First Performance Cycle”).  The second performance cycle begins on the date the First Performance Cycle ends and ends on the second trading day following the Company’s earnings announcement for the fiscal year ended May 31, 2015 (the “Second Performance Cycle”).

The number of shares of Common Stock that vest under the Performance Unit Award will be in a range of 0% to 200% of the Target Amount of shares of Common Stock, based upon a TSR percentile ranking relative to the Peer Group.  Following the end of each of the First Performance Cycle and the Second Performance Cycle, the Board shall determine the number of shares of Common Stock, based upon 1/3 of the shares of Common Stock underlying the Target Amount of the Performance Unit Awards, that shall become vested pursuant to the Company’s relative TRS percentile rank during the applicable performance cycle.  In no event shall the number of shares that vest pursuant to each of the two annual performance cycles exceed 1/3 of the Target Amount.  Following the end of the Overall Performance Period, the Board shall determine the number of shares of Common Stock, based upon the total number of shares of Common Stock underlying the Target Amount of the Performance Unit Awards, that shall become vested pursuant to the Company’s relative TRS percentile rank during the Overall Performance Period in accordance with Table 2.

The table below sets forth each named executive officer who received a Performance Unit Award grant and the Target Amount for each.

Table 1

Name	Target Amount
Joseph M. DeVivo	36,676
Mark T. Frost	10,025
Stephen J. McGill	7,176
Richard A. Stark	7,126

Table 2

TSR Performance Percentile Rank	Performance Units as a Percent of Target
75th Percentile or above	200%
50th Percentile	100%
25th Percentile	50%
Below 25th Percentile	0%

In the event that a participant’s employment with the Company is terminated due to death, retirement or disability on or after the grant date, but prior to the end of the Overall Performance Period, the Performance Unit Award shall remain eligible to vest following the end date of the performance cycle during which the date of such termination occurs (subject to satisfaction of the applicable performance conditions) and, in addition to any shares of Common Stock that vested prior to the date of such termination, the participant shall receive a pro-rated portion of the Common Stock underlying the Performance Unit Award that would otherwise vest based on performance on the vesting date that immediately follows the date of such termination, with the pro-rata portion based on the participant’s whole months of service with the Company during the Overall Performance Period prior to the date of such termination; provided that a partial month of employment will be considered a whole “month of service” only if the participant was employed by the Company for at least fifteen (15) days during such month.  Any portion of the Performance Unit Award that remains unvested on the vesting date that immediately follows the date of such termination (after giving effect to such pro-ration) shall be considered to have terminated on the vesting date.

If a participant’s employment with the Company is terminated or a participant separates from the Company for any reason other than death, retirement or disability, the Performance Unit Award shall terminate and no shares of Common Stock, whether vested or remaining subject to eligibility conditions or satisfaction of the applicable performance conditions, shall be issued.

The performance metrics definitions and other terms and conditions of the Performance Unit Award are set forth in the form of award agreement filed herewith as Exhibit 10.1 and the award program description filed herewith as Exhibit 10.2.  The preceding is qualified in its entirety by reference to Exhibits 10.1 and 10.2, which are incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description
10.1	Form of Performance Unit Award Agreement, dated as of October 31, 2013.
10.2	Total Shareholder Return Performance Unit Award Program for the August 6, 2013 to July, 2016 Performance Period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC. (Registrant)

Date: November 5, 2013	By:	/s/ Stephen A. Trowbridge
Stephen A. Trowbridge
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Performance Unit Award Agreement, dated as of October 31, 2013.
10.2	Total Shareholder Return Performance Unit Award Program for the August 6, 2013 to July, 2016 Performance Period.